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                                                                   EXHIBIT 10.40



                               SEVERANCE AGREEMENT

This agreement is made between TransTexas Gas Corporation and Harold Lee Muncy.

1. In the event of a termination for cause, salary shall cease on the effective date of termination. Salary and benefits earned to the date of termination will be paid in full. "Cause" shall mean:

         a. Willful neglect or mismanagement by Harold Lee Muncy of his reasonable duties, responsibilities, and obligations which results in significant material damage to the property or interest of TransTexas Gas Corporation; or

         b. Material breach of this agreement or the policies set forth in the Employee Handbook by Harold Lee Muncy; or

         c. Inability of Harold Lee Muncy to perform his duties, responsibilities and obligations by reason of illness, accident or other incapacity for a continuous period of six months.

2. Termination is without cause unless TransTexas Gas Corporation details the cause for termination in writing, meeting the definition of paragraph 1, at the time of termination. TransTexas Gas Corporation may terminate Harold Lee Muncy's employment without cause by giving Harold Lee Muncy written notice of termination. However, in the event that TransTexas Gas Corporation terminates Harold Lee Muncy other than for cause, TransTexas Gas Corporation shall pay Harold Lee Muncy his salary for six (6) months past the termination of employment.

3. This agreement may not be assigned without the prior written approval of the other party.

4. Any disputes concerning or arising out of interpretation or application of this agreement shall be determined by final and binding arbitration under and in accordance with the rules and procedures of the American Arbitrations Association provided that the dispute is submitted to arbitration by written demand therefor delivered to and received by the other party within sixty days after occurrence of the event giving rise to the dispute.

5. If there is a conflict between TransTexas Gas Corporation personnel policies and this agreement, this agreement shall prevail.


Date: 11/17/97                                        Date: 11/21/97
     --------------------                                 -----------------
TransTexas Gas Corporation

                                                     /s/ H. LEE MUNCY
                                                     ---------------------------
                                                     Harold Lee Muncy

By: /s/ GERALD BARKLEY
   --------------------------------
Gerald Barkley, Corporate Personnel Director